EXHIBIT 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of January 21, 2011 ( the"First Loan Modification Effective Date”), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”) and WIRELESS RONIN TECHNOLOGIES, INC., a Minnesota corporation with offices located at 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345 (“Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 18, 2010, evidenced by, among other documents, a certain loan and security agreement, by and between Borrower and Bank, dated as of March 18, 2010 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the loan agreement.

2.
DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the collateral as described in the loan agreement, a certain stock pledge agreement by Borrower in favor of Bank, dated as of March 18, 2010 and by a certain intellectual property security agreement, dated as of March 18, 2010, by and between Borrower and Bank (the “IP Agreement”, and together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with the Loan Agreement and all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(d) thereof:

“(d)           Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one-quarter percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  The unused portion of the Revolving Line, for the purposes of this calculation, shall not include amounts reserved for products provided in connection with Letters of Credit, Cash Management Services and FX Forward Contracts.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period;”

and inserting the following in lieu thereof:

“(d)           Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one-quarter percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  The unused portion of the Revolving Line, for the purposes of this calculation, shall not include amounts reserved for products provided in connection with Letters of Credit, Cash Management Services and FX Forward Contracts; provided, however, that for any calendar month in which the outstanding balance of the Revolving Line is greater than Five Hundred Thousand Dollars ($500,000) on each day in such calendar month, as determined by Bank, in its reasonable discretion, the Unused Revolving Line Facility Fee shall be Zero Dollars ($0.00) for such calendar month.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period;”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.8 thereof:

“6.8           Operating Accounts.

(a)           Maintain its and its Subsidiaries’, if any, depository, operating accounts and securities accounts with Bank and Bank’s affiliates with all excess funds maintained at or invested through Bank or an affiliate of Bank; provided, however, Borrower may maintain its existing accounts with CIBC Commercial Banking in Canada (account nos. 001820327514 and 001826105017) noted in the Perfection Certificate (collectively, the “CIBC Accounts”); provided further, that the aggregate balance of such CIBC Accounts shall at no time exceed Two Hundred Thousand Dollars ($200,000).

(b)           For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable Bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.  The provisions of the previous sentence shall not apply to the CIBC Accounts, deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

and inserting the following in lieu thereof:

 “6.8           Operating Accounts.

(a)           Maintain its and its Subsidiaries’, if any, depository, operating accounts and securities accounts with Bank and Bank’s affiliates with all excess funds maintained at or invested through Bank or an affiliate of Bank; provided, however, Borrower may maintain (i) its existing accounts with CIBC Commercial Banking in Canada (account nos. 001820327514 and 001826105017) noted in the Perfection Certificate (collectively, the “CIBC Accounts”) and (ii) its existing account with U.S. Bank, N.A. (account no. 10479001333) (together with the CIBC Accounts, the “Other Accounts”); provided further, that the aggregate balance of such Other Accounts shall at no time exceed Two Hundred Thousand Dollars ($200,000).

(b)           For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable Bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.  The provisions of the previous sentence shall not apply to the Other Accounts, deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(a) thereof:

“(a)           Tangible Net Worth. A Tangible Net Worth of at least the following for the periods listed below:

Period	Minimum Tangible Net Worth
The Effective Date through and including June 30, 2010	$10,500,000
July 1, 2010 through and including December 31, 2010	$8,500,000
January 1, 2011 and thereafter	$7,500,000

The Tangible Net Worth requirements set forth above shall increase (i) quarterly, by seventy-five percent (75%) of the Borrower’s Net Income for each fiscal quarter then ended; and (ii) by seventy-five percent (75%) of the proceeds from issuances of equity after the Effective Date and/or the principal amount of Subordinated Debt.

Provided there are no outstanding Credit Extensions under the Revolving Line (including, without limitation, Credit Extensions made pursuant to Sections 2.1.2, 2.1.3 and 2.1.4 hereof but specifically excluding the Lease Letter of Credit), the failure of Borrower to maintain the applicable minimum Tangible Net Worth set forth above shall not constitute an Event of Default hereunder; provided that no Credit Extensions (other than the Lease Letter of Credit) shall be made until Borrower maintains the applicable minimum Tangible Net Worth set forth above, as determined by Bank, in its sole discretion.”

and inserting the following in lieu thereof:

“(a)           Tangible Net Worth. Commencing on the First Loan Modification Effective Date and thereafter, a Tangible Net Worth of at least Five Million Five Hundred Thousand Dollars ($5,500,000).  Such Tangible Net Worth requirement shall increase (i) quarterly, by seventy-five percent (75%) of the Borrower’s Net Income for each fiscal quarter then ended; and (ii) by seventy-five percent (75%) of the proceeds from issuances of equity after the First Loan Modification Effective Date and/or the principal amount of Subordinated Debt.

Provided there are no outstanding Credit Extensions under the Revolving Line (including, without limitation, Credit Extensions made pursuant to Sections 2.1.2, 2.1.3 and 2.1.4 hereof but specifically excluding the Lease Letter of Credit), the failure of Borrower to maintain the applicable minimum Tangible Net Worth set forth above shall not constitute an Event of Default hereunder; provided that no Credit Extensions (other than the Lease Letter of Credit) shall be made until Borrower maintains the applicable minimum Tangible Net Worth set forth above, as determined by Bank, in its sole discretion.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.14 thereof:

“6.14           Post-Closing Requirements.  Provide Bank, within thirty (30) days after the Effective Date (or such later date as Bank may determine, in its reasonable discretion), with evidence satisfactory to Bank, in its sole discretion, that either (i) Borrower’s existing bank account nos. 104790001333 and 204790181695, held at US Bank, N.A., and bank account no. 31878595, held at Central Bank (collectively, the “Other Accounts”), have been closed, and the proceeds therein have been transferred to Borrower’s account maintained at Bank or (ii) the Other Accounts shall have become subject to a Control Agreement in favor of Bank, in form and substance acceptable to Bank, in its sole discretion.”

5	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

““Revolving Line Maturity Date” is March 17, 2011 (364 days from the Effective Date).”

and inserting the following in lieu thereof:

““Revolving Line Maturity Date” is March 15, 2012.”

6	The Loan Agreement shall be amended by inserting the following definition in its appropriate alphabetical order in Section 13.1 thereof:

“First Loan Modification Effective Date” is January 21, 2011.”

7	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted and is replaced with the Compliance Certificate attached as Exhibit B hereto.

4.
FEES.  Borrower shall pay to Bank a modification/renewal fee equal to Ten Thousand Dollars ($10,000), which modification/renewal fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this Loan Modification Agreement.

5.
CONDITIONS PRECEDENT TO EFFECTIVENESS.  Borrower hereby agrees that the following documents shall be delivered to the Bank prior to the entering into and the effectiveness of this Loan Modification Agreement, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

a)	a certificate from the Secretary of State for the applicable jurisdiction, as of a recent date as to the Borrower’s existence and good standing;

b)	evidence satisfactory to Bank that Borrower’s bank account no. 204790181695, held at US Bank, N.A. and bank account no. 31878595, held at Central Bank have been closed;

c)	an updated/revised Perfection Certificate, as necessary; and

d)	such other documents as the Bank may reasonably request.

6.
AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the collateral, including a notice that any disposition of the collateral, by either the Borrower or any other person, shall be deemed to violate the rights of the Bank under the code.

7.
RATIFICATION OF IP AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that said IP Agreement contains an accurate and complete listing of all intellectual property collateral as defined in said IP Agreement, which shall remain in full force and effect.  Notwithstanding the terms and conditions of the IP Agreement, the Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior-written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.  Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.  Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within thirty (30) days of any such filing.

8.
ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations (unless such new office or business location  contains less than $10,000 of Borrower’s assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.  In addition, except as previously disclosed to Bank, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to that is valued, individually or in the aggregate, in excess of $10,000, to such a bailee, then Borrower shall first receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  In connection with this Loan Modification Agreement, Borrower has provided Bank with an updated and revised Perfection Certificate, dated as of the date hereof.  Borrower hereby confirms that the terms and disclosures contained in such perfection certificate are accurate and complete as of the date hereof.

9.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10.
RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11.
NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12.
CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

13.
RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank  (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event Of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14.
CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15.
JURISDICTION/VENUE.  Illinois law governs the Loan Documents, including, without limitation, this Loan Modification Agreement without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Illinois; provided, however, that nothing in this Loan Modification Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of the Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

16.	COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the State of Illinois as of the First Loan Modification Effective Date.

BORROWER:                                                                                    BANK:

WIRELESS RONIN TECHNOLOGIES, INC.                                                                                              SILICON VALLEY BANK

By: /s/ Darin P. McAreavey__________________                                                                                               By:/s/ Adam Glick_______________________

Name: Darin P. McAreavey__________________                                                                                               Name: Adam Glick_______________________

Title: Senior Vice President, Chief Financial Officer_                                                                                               Title: Relationship Manager________________

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:                 SILICON VALLEY BANK                                                                                                Date:
FROM:           WIRELESS RONIN TECHNOLOGIES, INC

The undersigned authorized officer of Wireless Ronin Technologies, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Inventory reports, Deferred Revenue reports and general ledger	Weekly (Monthly within 15 days during a Streamline Period)	Yes No
Transaction Reports	Weekly (Monthly within 15 days during a Streamline Period) and with each request for a Credit Extension	Yes No
Projections	30 days prior to FYE, and as amended	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain at all times (certified monthly):
Minimum Tangible Net Worth	$5,500,000	$_______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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Wireless Ronin Technologies, Inc. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:                    _________________________

Verified: ________________________
authorized signer
Date:                    _________________________

Compliance Status:                                         Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:           ____________________

I.           Tangible Net Worth (Section 6.9(a))

Required:                      Commencing on the First Loan Modification Effective Date and thereafter, a Tangible Net Worth of at least Five Million Five Hundred Thousand Dollars ($5,500,000).  Such Tangible Net Worth requirement shall increase (i) quarterly, by seventy-five percent (75%) of the Borrower’s Net Income for each fiscal quarter then ended; and (ii) by seventy-five percent (75%) of the proceeds from issuances of equity after the First Loan Modification Effective Date and/or the principal amount of Subordinated Debt.

Actual:                                The amounts below are based on Borrower and its Subsidiaries, on a consolidated basis:

A.	Aggregate value of total assets	$___________

B.	Aggregate value of goodwill	$___________

C.	Aggregate value of intangible items including unamortized debt discount and
	expense, Patents,Trademarks, Copyrights, and research and development expenses except prepaid expenses	$___________

D.	Aggregate value of notes, accounts receivable and other obligations owing
	to Borrower from its officers or other Affiliates	$___________

E.	Aggregate value of any reserves not already deducted from assets	$___________

F.	Total Liabilities (including all Indebtedness but excluding all Subordinated Debt)	$___________

G.	Value of line A minus B minus C minus D minus E minus F	$___________

Is line Gequal to or greater than the sum of (i) $5,500,000 plus (ii) seventy-five percent (75%) of the Borrower’s Net Income for each fiscal quarter then ended plus (iii) seventy-five percent (75%) of the proceeds from issuances of equity after the Effective Date and/or the principal amount of Subordinated Debt?

  _______ No, not in compliance                                                                                       _______Yes, in compliance

Provided there are no outstanding Credit Extensions under the Revolving Line (including, without limitation, Credit Extensions made pursuant to Sections 2.1.2, 2.1.3 and 2.1.4 thereof), the failure of Borrower to maintain the applicable minimum Tangible Net Worth set forth above shall not constitute an Event of Default hereunder; provided that no Credit Extensions shall be made until Borrower achieves the applicable minimum Tangible Net Worth set forth above).